UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 13, 2004

                            US GLOBAL NANOSPACE, INC.
               (Exact name of Registrant as specified in charter)

         Delaware                    000 - 23339               13-3720542
----------------------------   ------------------------   ---------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)

                            2533 North Carson Street
                                   Suite 5107
                            Carson City, Nevada 89706
                    ----------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (775) 841-3246

      This Form 8-K and other reports filed by US Global Nanospace, Inc. (the "Registrant") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

      On August 13, 2004 (the "Effective Date"), the Registrant and Kidde Fire Fighting Inc., a Pennsylvania corporation ("Kidde"), entered into a Development and License Agreement (the "Agreement"), pursuant to which, among other things, Kidde agreed to purchase from the Registrant for cash an exclusive worldwide license of (i) the Registrant's rights in and to certain patents licensed exclusively to the Registrant by TIAX LLC pursuant to that certain Patent and Technology License Agreement, dated as of July 24, 2003, between the Registrant and TIAX LLC, a Delaware limited liability company, and (ii) the Registrant's know-how with respect to the development and formulation of the Registrant's ALL-CLEAR(TM) Chemical and Biological Agent Decontamination Foam product ("ALL-CLEAR(TM)"). In addition, Kidde agreed to purchase for cash all of the Registrant's rights and interests in and to the ALL-CLEAR(TM) trademark. Under the Agreement, Kidde will be responsible for the manufacturing, marketing and worldwide distribution of ALL-CLEAR(TM). The Registrant will earn royalty payments on all sales of ALL-CLEAR(TM) by Kidde.

      ALL-CLEAR(TM) is intended for the non-hazardous and non-toxic neutralization and/or decontamination of biological pathogens and/or chemical agents. ALL-CLEAR(TM) has applications for eliminating biological and chemical warfare agents, treating industrial and infectious waste and decontaminating aircraft and vehicles arriving from quarantined areas, as well as agricultural applications such as treating livestock processing and control areas to destroy and prevent the spread of infectious diseases in animals.

      Kidde is dedicated to the design and manufacture of advanced fire fighting products and systems. Kidde is a subsidiary of Kidde plc, a company listed on the London Stock Exchange. Kidde plc is a leading global supplier of fire and safety products, systems and services under a range of established brand names to industrial, commercial, aerospace, combustion control and retail customers.

      The information above is qualified in its entirety by reference to the Agreement, including all annexes, exhibits and schedules attached thereto, and any related documents that the Registrant has filed as exhibits to this Report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Businesses Acquired.

      Not applicable.

(b)   Pro Forma Financial Information

      Not applicable.

(c)   Exhibits

Exhibit No.      Description
-----------      -----------

10.1 Development and License Agreement between Registrant and Kidde Fire Fighting Inc. dated August 13, 2004.(1)

(1) Exhibit A of the Development and License Agreement is incorporated by reference from a Form 10-QSB filed with the Securities and Exchange Commission on November 14, 2003.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        US Global Nanospace, Inc.


                                        By: /s/ John Robinson
                                           -------------------------------------
                                           John Robinson,
                                           Chief Executive Officer

Dated:  August 16, 2004